EXHIBIT 32.2

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report on Form 10-Q for the period ended March 31, 2005, of Magnum Hunter Resources, Inc., as filed with the Securities and Exchange Commission on the date hereof, the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	this quarterly report on Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in this quarterly report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Magnum Hunter Resources, Inc.

Date: May 10, 2005
/s/ M. Bradley Davis M. Bradley Davis Senior Vice President and Chief Financial Officer (Principal Accounting Officer)